                                                                     EXHIBIT 5.1

                                ATTORNEYS & COUNSELORS AT LAW
                                633 SEVENTEENTH STREET, SUITE 3000
SHERMAN & HOWARD L.L.C.         DENVER, COLORADO  80202
                                TELEPHONE:  (303) 297-2900
                                FAX:  (303)  298-0940
                                OFFICES IN:  COLORADO SPRINGS
                                RENO * LAS VEGAs



                                October 12, 1999



PentaStar Communications, Inc.
1522 Blake Street
Denver, CO  80202

                  Re:  Validity of Common Stock

Ladies and Gentlemen:

                  We have acted as special counsel to PentaStar Communications, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form SB-2 (Registration No. 333-85281) (the "Registration Statement") relating to 1,500,000 shares, plus up to an additional 225,000 shares pursuant to the underwriters' over-allotment option, of the Company's common stock, $.0001 par value per share ("Common Stock").

                  We have examined the Company's Certificate of Incorporation and Bylaws and the minutes of the proceedings of the Board of Directors of the Company authorizing the issuance of the Common Stock.

                  Based upon the foregoing examination, we advise you that, in our opinion, the shares of Common Stock being offered pursuant to the Registration Statement have been duly authorized and, when issued and sold as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules of the Securities and Exchange Commission thereunder.


                                             Very truly yours,


                                             /s/ SHERMAN & HOWARD L.L.C.